Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
URS Corporation	Sard Verbinnen & Co
H. Thomas Hicks	Hugh Burns/Jamie Tully
Vice President	(212) 687-8080
& Chief Financial Officer
(415) 774-2700
URS ANNOUNCES RESULTS OF CONSIDERATION ELECTIONS BY
WASHINGTON GROUP INTERNATIONAL STOCKHOLDERS

     SAN FRANCISCO, CA — November 29, 2007 — URS Corporation (NYSE: URS) today announced the results of the elections made by stockholders of Washington Group International, Inc. as to the form of merger consideration to be received in the November 15, 2007 acquisition by URS. The results of the elections are as follows:
•	Cash Elections: Washington Group stockholders who validly elected to receive all cash will receive $95.11656000 in cash for each share of Washington Group common stock with respect to which that election was made;

•	Stock Elections: Washington Group stockholders who validly elected to receive all URS common stock will receive 1.14588411 shares of URS common stock and $29.78008168 in cash for each share of Washington Group common stock with respect to which that election was made; and

•	Mixed Elections and Non-Elections: Washington Group stockholders who validly elected the mixed merger consideration or did not make a valid election will receive $43.80 in cash and 0.90 of a share of URS common stock for each share of Washington Group common stock held immediately prior to the merger.

     The all-cash and all-stock elections were subject to proration calculations to preserve an overall per share mix of $43.80 in cash and 0.90 of a share of URS common stock for all outstanding shares of Washington Group common stock taken together. Under the terms of the merger agreement, cash will be issued in lieu of fractional shares.
     Further details about the transaction and procedure for validly surrendering shares of Washington Group common stock in exchange for merger consideration are available on the Internet at www.urs-wng.com.
About URS
     URS Corporation (NYSE: URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world. The Company offers a broad range of planning, engineering and architectural design, environmental, construction, program and construction management, systems integration, operations and maintenance, management and a wide range of specialized technical services for the U.S. federal government, state and local government agencies, Fortune 500 companies and other multinational corporations. URS provides services for transportation, hazardous waste, industrial infrastructure and process, petrochemical, general building, water/wastewater, military facilities and equipment platforms, and defense and security programs. Headquartered in San Francisco, the Company operates through three divisions: the URS Division, the EG&G Division and the Washington Division. URS Corporation has approximately 55,000 employees in a network of offices in more than 30 countries.
Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements, including statements relating to the amount and form of the consideration that will be received as a result of the merger. The combined Company believes that its expectations are reasonable and are based on reasonable assumptions. However, such forward-looking statements by their nature involve risks and uncertainties that could cause actual results to differ materially from the results predicted or implied by the forward-looking statements. The potential risks and uncertainties include, but are not limited to potential issues arising in connection with the closing logistics and calculations and other factors discussed more fully in URS’ Form 10-Q for its quarter ended September 28, 2007, as well as in the Joint Proxy Statement/Prospectus and related supplement of URS and Washington Group filed, and other reports subsequently filed from time to time, with the Securities and Exchange Commission. These forward-looking statements represent only the Company’s current intentions, beliefs or expectations, and any forward-looking statement speaks only as of the date on which it was made. The Company assumes no obligation to update any forward-looking statements.